                                                            COMPANY #
                                                            CONTROL #


RESPOND BY MAIL

Mark, sign and date your consent card and return it in the postage-paid envelope we've provided or return it to Angeion Corporation, c/o Shareowner Services,-SM- P.O. Box 64873, St. Paul, MN 55164-0873.


                                 PLEASE DETACH HERE


CONSENT

Proposal to supplement the Indenture dated as of April 14, 1998 (the "Indenture"), by and between the Company and U.S. Bank National Association, as Trustee thereunder, with respect to the Notes to provide that the consummation of the transactions contemplated by the Agreements will not:

1. Constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company for purposes of the Company's obligations to comply with and observe all covenants contained in the Indenture; and

                                   / / For consent   / / Against consent

2. Constitute a conveyance, transfer or lease of all or substantially all of the Company's assets for purposes of determining whether a change of control has occurred within the meaning of the Indenture. The consent for each proposal listed above will not be effective unless both proposals receive the consent of the Note Holders.

                                   / / For consent   / / Against consent

The term "Agreements" means (i) the Asset Purchase Agreement dated as of August 2, 1999 by and among the Company, Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of the Republic of France, and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a wholly-owned subsidiary of Sanofi-Synthelabo ("ELA Medical"), pursuant to which the Company has agreed (A) to sell and transfer, and ELA Medical has agreed to purchase and assume, certain of the assets and liabilities of the Company relating to the manufacture and sale of cardiac stimulation and related devices designed and developed by the Company, and
(B) to grant ELA Medical a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices, and (ii) the Settlement, License and Asset Purchase Agreement dated as of September 16, 1999 by and between the Company and Medtronic, Inc. a Delaware corporation ("Medtronic"), pursuant to which the Company has agreed (A) to sell and Medtronic has agreed to purchase certain unfiled patent disclosures of the Company relating to its cardiac stimulation devices, and (B) to grant Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices. If each of the proposals is consented to and the Indenture is supplemented as set forth in such proposals, the Note Holders will no longer have the right under the Indenture (i) to require the Company to repurchase their Notes, at a premium or otherwise, in connection with the consummation of the transactions contemplated by the Agreements, or (ii) to require the Company to accelerate its repayment obligations to the Note Holders as a result of the consummation of the transactions contemplated by the Agreements. Consenting to the proposals will have no effect on the Company's obligation to pay principal and interest when due with respect to the Notes or on the rights of Note Holders regarding such obligation.

THIS CONSENT CARD, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL AUTHORIZE OR WITHHOLD CONSENT AS DIRECTED HEREIN BY THE UNDERSIGNED NOTE HOLDER. IF NO DIRECTION IS MADE, THIS CONSENT WILL BE DEEMED A RESPONSE FOR CONSENT TO THE PROPOSAL.

Address Change? Mark Box / /

Indicate changes below:

Dated: _________________________, 1999


Signature(s) in Box
(If there are co-owners both must sign)

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN NOTES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                               ANGEION CORPORATION

                               REQUEST FOR CONSENT


ANGEION CORPORATION
7601 NORTHLAND DRIVE, BROOKLYN PARK, MINNESOTA 55428        REQUEST FOR CONSENT
-------------------------------------------------------------------------------

THIS REQUEST FOR CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS WITH RESPECT TO THE 7 1/2% SENIOR CONVERTIBLE NOTES DUE 2003 (THE "NOTES") ISSUED BY ANGEION CORPORATION (THE "COMPANY").

You are authorizing or withholding consent for your Notes as you specify below.

By signing the Consent Card, you revoke all prior Consent Cards and authorize or withhold consent for your Notes on the matters shown on the reverse side.

The undersigned hereby authorizes or withholds consent, as designated below, for all of the Notes held of record by the undersigned on December 1, 1999.


                          SEE REVERSE FOR INSTRUCTIONS